June 1, 2016

STRICTLY CONFIDENTIAL
Miramar Labs, Inc.
Mr. R. Michael Kleine, President & CEO
2790 Walsh Avenue
Santa Clara, CA 95051

Re:    Private Placement Engagement Agreement
Dear Mr. Kleine:
This letter will confirm our understanding that Miramar Labs, Inc. its subsidiaries, affiliates, or successor (the “Company”) has engaged Katalyst Securities LLC (“Katalyst”) and The Benchmark Company, LLC (“Benchmark”), registered broker-dealers and members of the Financial Industry Regulatory Authority (“FINRA”), (hereinafter collectively referred to as the “Placement Agents”), as its exclusive co-placement agents in connection with the matters described below, subject to the terms and conditions set forth in this letter agreement (the “Agreement”).
The Company proposes to enter into a reverse triangular merger (the “Merger”) with a public shell company selected by the Company (the “Public Entity”) and related prospective private placement financing (the “Offering(s)”), including any offering of equity or equity-linked securities (the “Securities”) by the Company immediately preceding the Merger or by the Public Entity simultaneously with or immediately after the Merger. The terms and conditions of the Merger will be negotiated between the Company and the Public Entity. The terms of the transactions described herein shall be mutually agreed upon by the Company, the Public Entity and the other parties thereto and nothing herein implies that the Placement Agents would have the power or authority to bind the Company or the Public Entity or an obligation of the Company or the Public Entity to accept a proposed Merger, issue any Securities, or complete an Offering. The proposed Offering will be made pursuant to the exemptions afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and applicable state securities laws. Following the Merger, the “Company” shall be deemed to include the Public Entity.

A.	ENGAGEMENT AS PLACEMENT AGENTS.
During the Term (as defined below), the Company hereby engages the Placement Agents to serve as (i) its advisor in connection with the Merger and (ii) co-exclusive placement agents in connection with the Offering(s). The Placement Agents hereby accept such engagement on a “reasonable best efforts” basis upon the terms and conditions set forth herein. The Company acknowledges and agrees that the Placement Agents will be entitled to provide services, in whole or in part, through any current or future affiliate or sub-agent(s) selected by the Placement Agents and references to the Placement Agents shall, where the context so requires, include reference to any such affiliate or sub-agent(s).

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B.	TERMS OF THE PROPOSED OFFERING.
The Public Entity will be renamed Miramar Labs, Inc. (“Issuer”). The proposed Offering will raise a minimum of gross proceeds of Nine Million Dollars ($9,000,000) through the sale of One Million Eight Hundred Thousand (1,800,000) shares of the Issuer’s common stock, par value $0.0001 per share (the “Common Stock”), (the “Minimum Offering”) and a maximum of gross proceeds of Fifteen Million Dollars ($15,000,000) through the sale of Three Million (3,000,000) shares of the Issuer’s Common Stock, (the “Maximum Offering”), at the Purchase Price of $5.00 per share (the “Offering Price”). If the Offering is oversubscribed, the Issuer, with the consent of the Company, can raise an additional Twenty Million Dollars ($20,000,000) through the sale of Four Million (4,000,000) shares of Common Stock of the Issuer at the Offering Price per share to cover over-allotments (the “Over-Allotment Option”). The minimum subscription is Fifty Thousand United States Dollars ($50,000 USD), Ten Thousand (10,000 shares), provided, however, that subscriptions in lesser amounts may be accepted by the Company in its sole discretion. Existing shareholders of the Company will purchase a minimum of Nine Million Dollars ($9,000,000) in this Offering.
The closing of the Merger and at least the Minimum Offering is anticipated on or before June 7, 2016 (the “Initial Closing”). Any subsequent closings in connection with the Offering will occur on or before August 8, 2016 and will include the closing of the Over-Allotment Option, if exercised in whole or in part (each, a “Closing”).

C.	COMPENSATION.
In consideration for the services described above, the Placement Agents shall be entitled to receive, and the Company agrees to pay the following:
(a)    Placement Agents’ Cash Fee: In connection with the Offering, the Company will pay a cash fee (the “Broker Cash Fee”) to the Placement Agents at each Closing equal to Eight Percent (8%) of each Closing’s gross proceeds from any sale of Securities in the Offering to investors introduced by them during the Term. The Broker Cash Fee shall be paid to the Placement Agents in cash by wire transfer from the escrow account established for the Offering, and as a condition to closing, simultaneous with the distribution of funds to the Company.
(b)    Broker Warrants: Also at each Closing, the Company hereby agrees to deliver to the Placement Agents (or their designees), a warrant to purchase shares of the Issuer’s Common Stock equal to Eight Percent (8%) of the number of Securities sold in the Offering to investors introduced by them, which warrants shall have an initial exercise price of $5.00 per share of the Common Stock (“Brokers Warrants”) with a term of five (5) years from the date of each Closing of the Offering. To the extent permitted by applicable laws, all warrants shall permit unencumbered transfer to the Placement Agents’ employees and affiliates and the warrants may be issued directly to the Placement Agents’ employees and affiliates at the Placement Agents’ request. The Broker Cash Fee and the Broker Warrants are sometimes referred to collectively as the “Brokers Fees”.
(c)    Any subagent(s) of the Placement Agents that introduce investors to the Offering will be entitled to share in the Brokers Fees attributable to those investors described above, pursuant to the terms of an executed sub-agent agreement.

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(d)    To the extent there is more than one Closing, payment of the proportional amount of the Broker Cash Fees will be made out of the gross proceeds from any sale of Securities sold at each Closing and the Company will issue to the Placement Agents the corresponding number of Brokers Warrants. All cash compensation and warrants under this Agreement shall be paid directly by the Company to and in the name provided to the Company by the Placement Agents.
(e)    The Placement Agents shall be entitled to the Broker Fees, calculated in the manner provided in Paragraphs C (a) and (b), with respect to any subsequent public or private offering or other financing or capital-raising transaction of any kind other than an underwritten public offering (“Subsequent Financing”), to the extent that such financing or capital is provided to either the Company or the post-Merger Public Entity, or to any Affiliate of either the Company or the post-Merger Public Entity, by investors whom the Placement Agents had “introduced” (as defined below), directly or indirectly, to the Company during the Term if such Subsequent Financing is consummated at any time within the six (6) month period following the closing of an Offering (the “Tail Period”).

(f)     For the purposes of this Agreement, the investors listed on Appendix II shall be considered “introduced”, which list shall be updated from time-to-time during the Term. Introduced Investors includes the names or their Affiliates currently identified on Appendix II attached hereto, as well as new investors the Placement Agents introduce to the proposed transaction, including, but not limited to, investors who either (i) participated in the proposed Offering, (ii) met with the Company and/or had a conversation with the Company either in person or via telephone regarding the Offering or (iii) was provided by the Placement Agents with a copy of the Company’s offering memorandum (or other materials prepared and/or approved by the Company in connection with the Offering) based upon such investor expressing an interest to the Placement Agents or their subagents in investing in the Offering.  An “Affiliate” of an entity shall mean any individual or entity controlling, controlled by or under common control with such entity and any officer, director, employee, stockholder, partner, member or agent of such entity.

(g)    The Placement Agents shall not be entitled to Broker Fees for a purchase of shares of Common Stock sold in the Offering to: (i) existing Miramar stockholders, (ii) those investors who were not introduced by the Placement Agents, or (iii) the entities identified on Appendix III attached hereto, which list shall be updated from time-to-time during the Term.

D.	EXPENSES.
Except for reimbursement of fees and expenses set forth in Appendix 1 relating to indemnification and contribution, the Company shall not pay the expenses of the Placement Agents incurred with this specific Offering identified herein, including the legal fees and expenses of their legal counsels. The Company will pay any expenses related to the Blue Sky and other regulatory filings to be made in connection with the Offering(s), including, but not limited to, legal counsel and filing fees.
Katalyst Securities LLC will be entitled to a non-accountable administrative fee of $50,000 in addition to any Broker Cash Fee it may earn for investors introduced to the Offering by it, payable from the proceeds in the Escrow Account upon the first closing of the Offering.

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E.	TERM AND TERMINATION.
The term of this Agreement begins on the date of this Agreement and shall end upon the earlier of (i) six (6) months from the date of this Agreement, or (ii) upon thirty (30) days prior written notice delivered by the Company or the Placement Agents (the “Term”), provided, that that no such notice may be given by the Company until two (2) months from the date of the Agreement (the “Initial Outside Date”). Notwithstanding any such expiration or termination, the terms of this Agreement, including Sections C, G through W, including Appendix I and Appendix II attached hereto, shall all remain in full force and effect and be binding on the parties hereto, including the exculpation, indemnification and contribution obligations of the Company, the confidentiality obligations, the right of the Placement Agents to receive any fees payable hereunder and the right of the Placement Agents to receive reimbursement for their expenses; provided however, that in the event that the Merger and Offering does not close during the Term, Placement Agents shall only be entitled to Broker Fees related to any public or private offering or other financing or capital-raising transaction of any kind, other than an underwritten public offering, during the six month period following such termination date.
F.RELATED AGREEMENTS. At each Offering, the Company shall enter into the following additional agreements:

a.    Private Placement Documentation. The sale of Securities to the investors in the Offering will be evidenced by a subscription agreement (“Subscription Agreement”) between the Company (or Public Entity) and such investors in a form reasonably satisfactory to the Company, the Placement Agents and the investors. Prior to the signing of any Subscription Agreement, officers and employees of the Company with responsibility for financial affairs will be reasonably available to answer inquiries from prospective investors. The Company and/or the Public Entity and the Placement Agents shall enter into a customary placement agency agreement in form and substance reasonably satisfactory to the Placement Agents, the Public Entity and the Company. The placement agency agreement will include representations and warranties upon which the Placement Agents may rely (which shall be substantially identical to the representations and warranties provided by the Company and/or Public Entity to investors) and shall provide for the delivery of copies of legal opinions reasonably satisfactory to the Placement Agents by counsel to the Company and Public Entity to the Placement Agents.

b.    Escrow. In respect of each Offering, the Company and/or the Public Entity, on the one hand, and the Placement Agents, on the other hand, shall enter into an escrow agreement with a third party escrow agent selected by the Placement Agents and reasonably acceptable to the Company pursuant to which the Placement Agents’ compensation shall be paid from the gross proceeds of the Securities sold at the time of closing, and as a condition to closing. The Company shall (or shall cause the Public Entity to) bear the cost of the escrow agent.

c.    FINRA Amendments. Notwithstanding anything herein to the contrary, in the event that the Placement Agents determine that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement (or include such revisions in the final placement agency agreement) in writing upon the request of the Placement Agents to comply with any such rules;

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provided that any such amendments shall not provide for terms that are less favorable to the Company.
G.    REPRESENTATIONS, WARRANTIES AND COVENANTS. The Company represents and warrants to, and agrees with, the Placement Agents that:
a.    It has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement. The execution, delivery and performance of this Agreement, the Merger, and the Offering of Securities will not violate or conflict with any provision of the charter or bylaws of the Company or any agreement or other instrument to which the Company is a party or by which it or any of its properties is bound. Any necessary approvals, governmental and private, will be obtained by the Company prior to any closing, except as may be waived and except, in the case of private approvals, where the failure to obtain any such approval would not have a material adverse effect.
b.    The Securities will be offered and sold by the Company or Public Entity in compliance with the requirements for the exemption from registration pursuant to Section 5 of the Securities Act (including any applicable exemption therefrom), and with all other securities laws and regulations. The Company or Public Entity will file appropriate notices with the Securities and Exchange Commission and with other applicable securities authorities.
c.    At each closing of an Offering and the closing of the Merger, the Company or the Public Entity will provide the Placement Agents with a certificate indicating the foregoing are true and correct as of such closing as well as an opinion of counsel reasonably satisfactory to the Placement Agents and their counsel as is customary for such Offering. The Company hereby permits the Placement Agents to rely on the representations and warranties made or given by the Company or the Public Entity to any acquirer of Securities in any agreement, certificate or otherwise in connection with an Offering.
d.    The Company will promptly inform the Placement Agents if, during the Term, the Company is contacted by or on behalf of any party concerning any offering of equity securities, reverse merger or similar type of going-public transaction, divestiture, equity financing and/or joint venture involving the Company or other transaction that would preclude the consummation of the Offering(s) and the Merger, except for agreements in the ordinary course of business.
H.    INDEMNIFICATION AND CONTRIBUTION. The Company agrees to (and will cause the Public Entity, upon consummation of the Merger, to undertake to) indemnify the Placement Agents, jointly and severally, their sub agent(s), and their controlling persons, representatives and agents in accordance with the indemnification provisions set forth in Appendix I. These provisions will apply regardless of whether any Offering is consummated.
I.    LIMITATION OF ENGAGEMENT TO THE COMPANY. The Company acknowledges that the Placement Agents have been retained only by the Company, and that the Placement Agents are providing services hereunder as independent contractors (and not in any fiduciary or agency capacity) and that the Company’s engagement of the Placement Agents is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against the Placement Agents or any of their affiliates, or any of their officers, directors, controlling persons (within the meaning of

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Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents. Unless otherwise expressly agreed in writing by the Placement Agents, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of the Placement Agents, and no one other than the Company is intended to be a beneficiary of this Agreement. The Placement Agents shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by the Placement Agents, or their respective designees, affiliates or sub-dealers.
J.    LIMITATION OF PLACEMENT AGENTS’ LIABILITY TO THE COMPANY. The Placement Agents, severally, not jointly, and the Company further agree that neither Placement Agents nor any of their affiliates or any of their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company or the Public Entity, either of respective security holders or creditors, or any person asserting claims on behalf of or in the right of the Company or the Public Entity (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses (collectively, “Losses”) that arise out of or are based on any action of or failure to act by the respective Placement Agent and that are finally judicially determined to have resulted solely from the gross negligence, intentional misrepresentation or willful misconduct of the respective Placement Agent.
K.    NO LIMITATIONS. Nothing in this Agreement shall be construed to limit the ability of the Placement Agents or their affiliates to (a) trade in the Company’s or the Public Entity’s or any other company’s securities, subject to applicable law, or (b) pursue or engage in investment banking, financial advisory or other business relationships with entities that may be engaged in or contemplate engaging in, or acquiring or disposing of, businesses that are similar to or competitive with the business of the Company.
L.    GOVERNING LAW. This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York applicable to contracts to be wholly performed in said state.

THE PARTIES HERETO AGREE TO SUBMIT ALL CONTROVERSIES TO THE EXCLUSIVE JURISDICTION OF FINRA ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND THAT (A) ARBITRATION IS FINAL AND BINDING ON THE PARTIES, (B) THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL, (C) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS, (D) THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULES BY ARBITRATORS IS STRICTLY LIMITED, (E) THE PANEL OF FINRA ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY, AND (F) ALL CONTROVERSIES

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WHICH MAY ARISE BETWEEN THE PARTIES CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION PURSUANT TO THE RULES THEN PERTAINING TO FINRA. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OVER THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED. THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM. THE PREVAILING PARTY, AS DETERMINED BY SUCH ARBITRATORS, IN A LEGAL PROCEEDING SHALL BE ENTITLED TO COLLECT ANY COSTS, DISBURSEMENTS AND REASONABLE ATTORNEY’S FEES FROM THE OTHER PARTY. PRIOR TO FILING AN ARBITRATION, THE PARTIES HEREBY AGREE THAT THEY WILL ATTEMPT TO RESOLVE THEIR DIFFERENCES FIRST BY SUBMITTING THE MATTER FOR RESOLUTION TO A MEDIATOR, ACCEPTABLE TO ALL PARTIES, AND WHOSE EXPENSES WILL BE BORNE EQUALLY BY ALL PARTIES. THE MEDIATION WILL BE HELD IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, ON AN EXPEDITED BASIS. IF THE PARTIES CANNOT SUCCESSFULLY RESOLVE THEIR DIFFERENCES THROUGH MEDIATION, THE MATTER WILL BE RESOLVED BY ARBITRATION. THE ARBITRATION SHALL TAKE PLACE IN THE COUNTY OF NEW YORK, THE STATE OF NEW YORK, ON AN EXPEDITED BASIS.

M.    INFORMATION; RELIANCE.

(a)The Company shall furnish, or cause to be furnished, to the Placement Agents all information reasonably requested by the Placement Agents for the purpose of rendering services hereunder and shall further make available to the Placement Agents all such information to the same extent and on the same terms as such information is available to the Company and potential lenders and investors (all such information being the “Information”). The Company shall notify the Placement Agents of any material adverse change, or development that may lead to a material adverse change, in the business, properties, operations or financial condition or prospects of the Company, the Public Entity or any other material Information. In addition, the Company agrees to make available to the Placement Agents upon request from time to time the officers, directors, accountants, counsel and other advisors of the Company. The Company recognizes and confirms that the Placement Agents (a) will use and rely on the Information, including any documents provided to investors in each Offering and in connection with the Merger (the “Offering Documents,” which shall include any Subscription Agreement) and any private placement memorandum, and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) does not assume responsibility for the accuracy or completeness of the Offering Documents or the Information and such other information, except for any written information furnished to the Company by the Placement Agents specifically for inclusion in the Offering Documents; and (c)

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will not make an appraisal of any of the assets or liabilities of the Company. Upon reasonable request, the Company will meet with the Placement Agents or their representatives to discuss all information relevant for disclosure in the Offering Documents and will cooperate in any investigation undertaken by the Placement Agents thereof, including any document included therein.

(b)    The Company authorizes the Placement Agents to transmit to the prospective purchasers of Securities the Company’s power point presentation prepared by the Company, private placement memorandum (if any, and if prepared by the Company) and publicly filed reports with the Securities and Exchange Commission, with such exhibits and supplements as may from time to time be required or appropriate (the “Presentation Materials”). The Company represents and warrants that the Presentation Materials (i) will be prepared by the management of the Company; and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will advise the Placement Agents promptly if it becomes aware of the occurrence of any event or any other change known to the Company which results in the Presentation Materials containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein or previously made, in light of the circumstances under which they were made, not misleading.
N.    ANNOUNCEMENT OF TRANSACTION. The Company and the Placement Agents acknowledge and agree that the Placement Agents may, subsequent to the closing of a Merger or Offering, make public their involvement with the Company and Public Entity; provided that any such public announcement (other than customary tombstone presentations containing only publicly available information) shall be approved by the Company and the Public Entity, which approval shall not be unreasonably withheld.
O.    ADVICE TO THE BOARD. The Company acknowledges that any advice given by the Placement Agents to the Company is solely for the benefit and use of the Company’s board of directors and officers, who will make all decisions regarding whether and how to pursue any opportunity or transaction, including a potential Merger or Offering. The Company’s board of directors and senior management may consider the Placement Agents’ advice, but will also base their decisions on the advice of legal, tax and other business advisors and other factors which they consider appropriate. Accordingly, as independent contractors, the Placement Agents will not assume the responsibilities of a fiduciary to the Company or its stockholders in connection with the performance of its services. Any advice provided may not be used, reproduced, disseminated, quoted or referred to without the Placement Agents’ prior written consent. The Placement Agents do not provide accounting, tax, or legal advice. The Placement Agents are not responsible for the success of any Offering.
P.    ENTIRE AGREEMENT. This Agreement was drafted by the Company and the Placement Agents’ respective counsels and constitutes the entire Agreement between the parties and supersedes and cancels any and all prior or contemporaneous arrangements, understandings and agreements, written or oral, between them relating to the subject matter hereof. The Placement Agents and their affiliates and their respective officers, directors, employees, agents and controlling persons are intended third party beneficiaries of this Agreement.

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Q.    AMENDMENT.
(a)    This Agreement may not be modified except in writing signed by each of the parties hereto.
(b)    Each party shall, without payment of any additional consideration by any other party, at any time on or after the date of any Closings, take such further action and execute such other and further documents and instruments as the other party may reasonably request in order to provide the other party with the benefits of this Agreement.
(c)    The Parties to this Agreement each hereby confirm that they will cooperate with each other to the extent that it may become necessary to enter into any revisions or amendments to this Agreement, in the future to conform to any federal or state regulations as long as such revisions or amendments do not materially alter the obligations or benefits of either party under this Agreement.
R.    NO PARTNERSHIP. The Company is a sophisticated business enterprise that has retained the Placement Agents for the limited purposes set forth in this Agreement. The parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims an intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this Agreement.
S.    NOTICE. All notices and other communications required hereunder shall be in writing and shall be deemed effectively given to a party by (a) personal delivery; (b) upon deposit with the United States Post Office, by certified mail, return receipt requested, first-class mail, postage prepaid; (c) delivered by hand or by messenger or overnight courier, addressee signature required, to the addresses below or at such other address and/or to such other persons as shall have been furnished by the parties;

If to the Company:        Miramar Labs, Inc.
2790 Walsh Avenue
Santa Clara, CA 95051
Attn: Mr. R. Michael Kleine, President & CEO

With a copy to (which shall
not constitute notice):        Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Rd.
                                                Palo Alto, CA 94304-1050
                                                    Attn: Philip H. Oettinger

If to Katalyst Securities LLC:
Katalyst Securities, LLC
1330 Avenue of the Americas, 14th Floor                     New York, NY 10019
Attention: Michael Silverman
Managing Director

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With a copy to (which shall
not constitute notice):        Barbara J. Glenns, Esq.
Law Office of Barbara J. Glenns, Esq.
30 Waterside Plaza, Suite 25G
New York, NY 10010

If to The Benchmark Company, LLC:
The Benchmark Company, LLC
150 E. 58th Street, 17th Floor
New York, NY 10155
Attn: John J. Borer
Head of Investment Banking
Senior Managing Director

T.    SEVERABILITY. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein will remain in full force and effect and will in no way be affected, impaired or invalidated.
U.    OTHER INVESTMENT BANKING SERVICES. The Company acknowledges that the Placement Agents and their affiliates are securities firms that may engage in securities trading and brokerage activities and provide investment banking and financial advisory services. In the ordinary course of business, the Placement Agents and their affiliates, registered representatives and employees may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in the Company’s or the Public Entity’s debt or equity securities, the Company’s affiliates or other entities that may be involved in the transactions contemplated by this Agreement. In addition, the Placement Agents and their affiliates may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Company, the Public Entity, the Merger, or an Offering. The Company also acknowledges that the Placement Agents and their affiliates have no obligation to use in connection with this engagement or to furnish to the Company, confidential information obtained from other companies. Furthermore, the Company acknowledges the Placement Agents may have fiduciary or other relationships whereby the Placement Agents or their affiliates may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company or the Public Entity or others with interests in respect of any Merger or Offering. The Company acknowledges that the Placement Agents or such affiliates may exercise such powers and otherwise perform their functions in connection with such fiduciary or other relationships without regard to the defined relationship to the Company hereunder.
V.    CONFIDENTIALITY.

(a) The Placement Agents will maintain the confidentiality of the Information and, unless and until such information shall have been made publicly available by the Company or by others without breach of a confidentiality agreement, shall disclose the Information only as provided for herein, authorized by the Company or as required by law or by order of a governmental authority

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or court of competent jurisdiction. In the event the Placement Agents are legally required to make disclosure of any of the Information, the Placement Agents will give prompt notice to the Company prior to such disclosure, to the extent the Placement Agents can practically do so.

(b)    The foregoing paragraph shall not apply to information that:

(i) at the time of disclosure by the Company, is or thereafter becomes, generally available to the public or within the industries in which the Company conducts business, other than as a result of a breach by the Placement Agents of their obligations under this Agreement; or

(ii) prior to or at the time of disclosure by the Company, was already in the possession of, the Placement Agents or any of their affiliates, or could have been developed by them from information then lawfully in their possession, by the application of other information or techniques in their possession, generally available to the public; at the time of disclosure by the Company thereafter, is obtained by the Placement Agents or any of their affiliates from a third party who the Placement Agents reasonably believe to be in possession of the information not in violation of any contractual, legal or fiduciary obligation to the Company with respect to that information; or is independently developed by the Placement Agents or their affiliates.

The exclusions set forth in sub-section (b) above shall not apply to pro forma financial information of the Company, which pro forma Information shall in all events be subject to sub- section (a) above.

(c) Nothing in this Agreement shall be construed to limit the ability of the Placement Agents or their affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with entities other than the Company, notwithstanding that such entities may be engaged in a business which is similar to or competitive with the business of the Company, and notwithstanding that such entities may have actual or potential operations, products, services, plans, ideas, customers or supplies similar or identical to the Company’s, or may have been identified by the Company as potential merger or acquisition targets or potential candidates for some other business combination, cooperation or relationship. The Company expressly acknowledges and agrees that it does not claim any proprietary interest in the identity of any other entity in its industry or otherwise, and that the identity of any such entity is not confidential information.

W.    No Disqualification Events.

(a)The Company represents and warrants the following:

(i) None of Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Event (as defined below), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) or has been involved in any matter which

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would be a Disqualification Event except for the fact that it occurred before September 23, 2013. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Placement Agents a copy of any disclosures provided thereunder.

(ii) The Company is not aware of any person (other than any Issuer Covered Person or Placement Agent Covered Person (as defined below)) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any of the Securities.

(iii) The Company will promptly notify the Placement Agents in writing of (A) any Disqualification Event relating to any Issuer Covered Person and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

i.Each Placement Agent represents and warrants the following:

(i) No Disqualification Events. Neither it, nor to its knowledge, any of its directors, executive officers, general partners, managing members or other officers participating in the Offering (each, a “Placement Agent Covered Person” and, together, “Placement Agent Covered Persons”), is subject to any of the “Bad Actor” disqualifications currently described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”) or has been involved in any matter which would be a Disqualification Event except for the fact that it occurred before September 23, 2013.

(ii) Other Covered Persons.  It is not aware of any person (other than any Issuer Covered Person or Placement Agent Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(iii) Notice of Disqualification Events.  The Placement Agents will notify the Company promptly in writing of (A) any Disqualification Event relating to any Placement Agent Covered Person not previously disclosed to the Company in accordance with the provisions of this Section and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Placement Agent Covered Person.

X.    SUCCESSORS.

This Agreement shall be binding upon and inure to the benefit of the Company and the Placement Agents, each Indemnified Person (as defined in Appendix I attached hereto), (including any party that acquires the Company or all or substantially all of its assets or merges with the Company) and their respective assigns, successors, and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and parties expressly referred to herein, any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision hereof. The term “successors” shall not include any purchaser of the Securities merely by reason or such purchase. No subrogee of a benefitted party shall be entitled to any benefits hereunder.

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Y.    Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

[Signatures on following page.]

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If the foregoing is in accordance with your understanding of the agreement among the Company and the Placement Agents, kindly sign and return this Agreement, whereupon it will become a binding agreement as provided herein, between the Company and the Placement Agents in accordance with its terms.
This Agreement contains a predispute arbitration provision in Paragraph L.

MIRAMAR LABS, INC.

By: /s/ R. Michael Kleine
R. Michael Kleine
President & CEO

KATALYST SECURITIES LLC

By: /s/ Michael A. Silverman ___ _______
Michael A. Silverman
Managing Director

THE BENCHMARK COMPANY, LLC

By: /s/ John J. Borer___________________
John J. Borer
Head of Investment Banking
Senior Managing Director

Engagement Agreement

APPENDIX I

Indemnification Provisions
The Company agrees to indemnify and hold harmless the Placement Agents, jointly and severally, and their affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) and their respective directors, officers, employees, agents and controlling persons (the Placement Agents and each such person being an “Indemnified Party”) from and against all losses, claims, damages and liabilities (or actions, including shareholder actions, in respect thereof), joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, which are related to or result from the performance by the Placement Agents of the services contemplated by or the engagement of the Placement Agents pursuant to this Agreement and will promptly reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The Company will not be liable to any Indemnified Party under the foregoing indemnification and reimbursement provisions (i) for any settlement by an Indemnified Party effected without its prior written consent (not to be unreasonably withheld); or (ii) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from Indemnified Party’s willful misconduct or gross negligence. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of the Placement Agents pursuant to, or the performance by the Placement Agents of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the such Indemnified Party’s willful misconduct or gross negligence.
Promptly after receipt by an Indemnified Party of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the Company pursuant hereto, promptly notify the Company in writing of the same. Any failure or delay by an Indemnified Party to give the notice referred to in this paragraph shall not affect such Indemnified Party’s right to be indemnified hereunder, except to the extent that such failure or delay causes actual material harm to the Company, or materially prejudices its ability to defend such action, suit or proceeding on behalf of such Indemnified Party. In case any such action is brought against any Indemnified Party and such Indemnified Party notifies the Company of the commencement thereof, the Company may elect to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and an Indemnified Party may employ counsel to participate in the defense of any such action provided, that the employment of such counsel shall be at the Indemnified Party’s own expense, unless (i) the employment of such counsel has been authorized in writing by the Company, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there are legal defenses available to the Indemnification Party that are not available to the Company, or that there exists a conflict or potential conflict of interest (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Company that makes it impossible or inadvisable for counsel to the Company to conduct the defense of both the Company and the Indemnified Party (in which case the Company will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the Company has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the

Engagement Agreement

expense of the Company; provided, further, that in no event shall the Company be required to pay fees and expenses for more than one firm of attorneys (in addition to any local counsel) representing Indemnified Parties.
If the indemnification provided for in this Agreement is for any reason held unenforceable by an Indemnified Party, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Placement Agents on the other hand, of the Private Placement as contemplated whether or not the Offering is consummated or, (ii) if (but only if) the allocation provided for in clause (i) is for any reason unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand and the Placement Agents, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and the Placement Agents of the Offering as contemplated shall be deemed to be in the same proportion that the total value received or contemplated to be received by the Company in connection with the Private Placement bear to the fees paid or to be paid to the Placement Agents under this Agreement. Notwithstanding the foregoing, the Company expressly agrees that the Placement Agents shall not be required to contribute any amount in excess of the amount by which fees paid to the Placement Agents hereunder (excluding reimbursable expenses), exceeds the amount of any damages which the Placement Agents as otherwise been required to pay.
The Company agrees that without the Placement Agents’ prior written consent, which shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement (whether or not the Placement Agents or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.
In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company in which such Indemnified Party is not named as a defendant, the Company agrees to promptly reimburse the Placement Agents on a monthly basis for all expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of their legal counsel.
If multiple claims are brought with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any judgment or arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment or arbitration award expressly states that it, or any portion thereof, is based solely on a claim as to which indemnification is not available.

Engagement Agreement

APPENDIX II

LIST OF INVESTORS CONTACTED BY
THE BENCHMARK CAPITAL, LLC
AND KATALYST SECURITIES LLC

1492 Capital Management
5 am Ventures
Aberdare Ventures
Accuitive Medical Ventures
Actin Biomed
Adage Capital Partners GP, LLC
AH Lisanti
AIGH
Aju IB Investments
Aspire
Atika Capital Management, LLC
ATP
Attentive Investing
Auriga Capital Management
The B Group
Bay City Capital LLC
BB Biotech
Beacon BioVentures / F-Prime
BlackRock
Brio and its affiliates
Bristol
Burrage
Canaan Partners
Casdin Capital
Centrecort
Charlestown Capital
Chicago Venture
Clarus
Cormorant Asset Management LLC
Correlation Ventures LLC
Cormorant Asset Management, LLC
Cranshire Capital Advisors, LLC
Craig Drill
Cranshire / IntraCoastal
CRG Capital Partners, Inc.
Crossover Capital Management, LLC
DAFNA Capital Management, LLC
Deerfield Partners LLC
Dolphin Asset Management
Eagle Asset
EcoR1
Emerald Advisers
Empery Asset Management LP
Essex Investment Management Company, LLC
Essex Woodlands Health Ventures, Inc.

Engagement Agreement

Fidelity Management & Research Corporation
FirstFire
Foresite Capital
Frazier Healthcare Partners
Fred Alger
Froley Revi
GE Capital/Capital One
Greenspring Associates
Hale Capital Management L.P.
HealthCare Royalty
HealthCor Management, LP
Heights Capital Management, Inc.
HGT Capital LLC
H.I.G. BioVentures
H.I.G. Capital, LLCHighland Capital Management L.P
Hudson Bay Capital Management LP
Hudson East Capital LLC
Iguana Healthcare Partners, LP.
Index Ventures
InterWest Partners
Iroquois Capital LP
LH Financial Services Corp.
Life Sciences Alternative Funding
Lincoln Park Capital, LLC
LOMA
Longitude
Longside Ventures
Magna
Manchester Funds
Merlin Nexus
MidsummerMPM Asset Management LLC
New Biology Ventures
New Enterprise Associates, Inc.
New Leaf
Next View
NGN Capital
North Sound Management
Ocean Road Advisors
Opaleye Management, Inc.
Orbimed Advisors, LLC
Paizon / Crown Predator
Parallel Ventures Holdings Ltd.
Park City Capital, LLC
Perceptive Advisors, LLC
Polaris Partners
Prettybrook
ProQuest
Pure Vida
Questmark Partners, L.P.
QVT Financial LP
RA Capital Management, LLC
RHO Ventures
River Cities
RTW Investment LLC

Engagement Agreement

Sabby Management, LLC
Signet
The Singletary Group, LLC
Sio Capital Management, LLC
Sofinnova
Sprout Capital Partners, LLC
Sprout Group, LLC
SV Life Sciences Advisers, LLC
Tavistock Life Sciences
Tekla Capital Management LLC
Tenor Capital Management Company, LP
Tom Roh @ Athertaon Pacific
V2M
Venbio Select Advisor
Venrock
Versant
Visium Asset Management , L.P.
Vivo Capital, LLC
WFD
WindhamYorkville Advisors, LLC

Engagement Agreement

Appendix III
List of Investors for which Placement Agents are not entitled to Broker Fees as per Section 3(g)

Leerink Revelation Partners
Advanced Technology Ventures
Vertex Healthcare
Broadfin Capital, LLC

Engagement Agreement